Exhibit 99.1

United Fire Group, Inc. Reports Estimate for Third Quarter 2014 Results
CEDAR RAPIDS, Iowa - (GLOBE NEWSWIRE) - United Fire Group, Inc. (NASDAQ OMX: UFCS) - (October 23, 2014) - FOR IMMEDIATE RELEASE:

United Fire Group, Inc. today reported that third quarter operating earnings are estimated to be in a range between $(0.03) and $0.01 per diluted share. This estimate is based on an anticipated GAAP combined ratio of 107.7 percent for the quarter. These numbers are unaudited.

“Catastrophe losses for the third quarter are estimated to add approximately 12 percentage points to the combined ratio, which impacts earnings by approximately $0.59 per share,” stated Randy A. Ramlo, President and Chief Executive Officer. “Although third quarter was a rather benign quarter for catastrophic events, during the latter weeks of the second quarter, a significant number of catastrophic events occurred resulting in more carryover claims than originally anticipated. Third quarter catastrophe losses reflect these carryover claims. As a reminder the numerous catastrophe events during second quarter were geographically disbursed and individually insignificant. The losses in aggregate, however, became significant.”

On August 28, 2014, management of United Fire Group, Inc. announced that the company experienced an up-tick in the number of large losses (defined as losses greater than $500,000, net of reinsurance) in its Commercial Property line of business, primarily due to fire losses, and to a lesser extent its Commercial Auto and General Liability lines of business.

“We currently expect large losses to impact earnings by approximately $0.61 to $0.65 per share,” stated Ramlo. “It is not unusual in any given quarter to receive a multi-million dollar fire claim; however, in third quarter 2014, we experienced eight such events. Some were new claims and some were reserve changes due to additional information from prior events.”

United Fire Group, Inc. will report earnings before the market opens on November 4, 2014 and will host a conference call to discuss its financial results at 10:00 a.m. Eastern time on that date.

Disclosure of Forward-Looking Statements:

This release may contain forward-looking statements about our operations, anticipated performance and other similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor under the Securities Act of 1933 and the Securities Exchange Act of 1934 for forward-looking statements. The forward-looking statements are not historical facts and involve risks and uncertainties that could cause actual results to differ from those expected and/or projected. Such forward-looking statements are based on current expectations, estimates, forecasts and projections about our company, the industry in which we

Exhibit 99.1

operate, and beliefs and assumptions made by management. Words such as “expect(s),” “anticipate(s),” “intends(s),” “plan(s),” “believe(s)” “continue(s),” “seek(s),” “estimate(s),” “goal(s),” “target(s),” “forecast(s),” “project(s),” “predict(s),” “should,” “could,” “may,” “will continue,” “might,” “hope,” “can” and other words and terms of similar meaning or expression in connection with a discussion of future operations, financial performance or financial condition, are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements. Information concerning factors that could cause actual outcomes and results to differ materially from those expressed in the forward-looking statements is contained in Part I, Item IA “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 5, 2014. The risks identified in our Form 10-K are representative of the risks, uncertainties, and assumptions that could cause actual outcomes and results to differ materially from what is expressed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release or as of the date they are made. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission ("SEC"), we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

About United Fire Group, Inc.:
Founded in 1946 as United Fire & Casualty Company, United Fire Group, Inc., through its insurance company subsidiaries, is engaged in the business of writing property and casualty insurance and life insurance as well as selling annuities.
Through our subsidiaries, we are licensed as a property and casualty insurer in 43 states, plus the District of Columbia, and we are represented by approximately 1,200 independent insurance agencies. The United Fire pooled group is rated "A" (Excellent) by A.M. Best Company.
Our subsidiary, United Life Insurance Company, is licensed in 37 states, represented by approximately 1,000 independent life insurance agencies and rated "A-" (Excellent) by A.M. Best Company.
For more information about United Fire Group, Inc. visit www.unitedfiregroup.com.
Contact:
Anita Novak, Director of Investor Relations, 319-399-5251 or alnovak@unitedfiregroup.com